EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACTS
Intervoice, Inc.
Craig Holmes
Chief Financial Officer
+1 (972) 454-8708

35-03

Intervoice Announces Second Quarter Results

Revenues of $41.6 M, Net Income of $0.10 Per Share

DALLAS — September 30, 2003 — Intervoice, Inc. (Nasdaq: INTV) today announced revenues of $41.6 million and net income of $3.6 million, or $0.10 per diluted share, for its second quarter, which ended August 31, 2003. Revenues for the quarter included a $2.1 million payment from a cash-basis, international managed services customer. The Company’s results for the quarter included a previously disclosed separation charge of approximately $0.8 million. The Company’s backlog of systems sales orders totaled $30.1 million at August 31, 2003, a slight increase from the prior quarter. During the second quarter, cash balances increased to $37 million and the Company reduced its debt balance to $16.4 million through repayments totaling $1.8 million.

“We are pleased to report another quarter of significant improvement in our operating results,” said David Brandenburg, the Company’s Chairman and CEO. “We had exceptionally strong sales results for the quarter, and the hard work we’ve put in on cost control over the last two years continues to pay off as much of that revenue growth falls to the bottom line. Our focus going forward is unchanged — to maintain profitable operations through diversifying and expanding our pipeline of sales opportunities and through managing costs and our balance sheet. While we continue to be cautious about the state of the economy, we are optimistic that IT spending levels will improve once next year’s capital budgets are approved. We believe the Company’s long-term outlook continues to be strong and currently believe revenues for the third quarter ending November 30, 2003 will be in the $37 — $43 million range. We look forward to discussing the Q2 results and our outlook for the future in tomorrow’s conference call.”

Intervoice Announces Second Quarter Results
September 30, 2003

The Company has scheduled a conference call for 10:30 a.m., central daylight time, Wednesday, October 1, 2003 to discuss its second quarter results and its outlook for the future. To participate in the call, dial 913-981-5542. The conference call confirmation code is 156696. A replay of the call will be available at the Company’s web site: www.intervoice.com.

This press release contains forward-looking statements, which are based on Company management’s current beliefs. Readers are cautioned to read the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to vary materially from the forward-looking statements in this press release.

About Intervoice
With more than 22,000 systems deployed around the globe, Intervoice is a world leader in converged voice and data solutions. Intervoice provides the applications, tools and infrastructure that enable enterprises and carriers to attract and retain customers and promote profitability. Omvia®, our open, standards-based product suite, is transforming the way people and information connect. Omvia offers speech-enabled IVR applications, multimedia and network-grade portals, wireless application gateways, and enhanced services such as unified messaging, short messaging services (SMS), voicemail, prepaid services and interactive alerts. Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, and Asia Pacific. For more information, visit www.intervoice.com.

INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
ASSETS	August 31, 2003	February 28, 2003

	(Unaudited)
Current Assets
Cash and cash equivalents	$37,014	$26,211
Trade accounts receivable, net of allowance for doubtful accounts of $2,619 in fiscal 2004 and $2,527 in fiscal 2003	22,568	25,853
Inventory	8,568	8,895
Prepaid expenses and other current assets	4,607	5,277

	72,757	66,236

Property and Equipment
Building	16,830	16,708
Computer equipment and software	34,882	32,660
Furniture, fixtures and other	2,700	2,667
Service equipment	9,151	8,744

	63,563	60,779
Less allowance for depreciation	43,867	40,406

	19,696	20,373
Other Assets
Intangible assets, net of accumulated amortization of $32,924 in fiscal 2004 and $32,218 in fiscal 2003	7,881	9,326
Goodwill	3,401	3,401
Other assets	1,174	1,655

	$104,909	$100,991

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$10,995	$12,513
Accrued expenses	12,288	12,705
Customer deposits	8,321	9,061
Deferred income	25,313	25,478
Current portion of long term borrowings	3,333	3,333
Income taxes payable	10,513	6,240

	70,763	69,330
Long term borrowings	13,111	15,778
Other long term liabilities	327	856
Deferred income taxes	62	44

Stockholders’ Equity
Preferred Stock, $100 par value—2,000,000 shares authorized: none issued
Common Stock, no par value, at nominal assigned value—62,000,000 shares authorized: 34,310,684 issued and outstanding in fiscal 2004, 34,111,101 issued and outstanding in fiscal 2003	17	17
Additional capital	66,330	65,144
Accumulated deficit	(42,236)	(46,768)
Accumulated other comprehensive loss	(3,465)	(3,410)

Stockholders’ equity	20,646	14,983

	$104,909	$100,991

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended		Six Months Ended

	August 31,	August 31,	August 31,	August 31,
	2003	2002	2003	2002

Sales
Systems	$20,625	$17,905	$38,655	$39,540
Services	20,982	17,708	41,353	34,489

	41,607	35,613	80,008	74,029

Cost of goods sold
Systems	11,271	17,099	22,484	33,217
Services	7,472	7,626	14,202	14,297

	18,743	24,725	36,686	47,514

Gross margin
Systems	9,354	806	16,171	6,323
Services	13,510	10,082	27,151	20,192

	22,864	10,888	43,322	26,515
Research and development expenses	3,703	6,518	7,574	12,523
Selling, general and administrative expenses	13,091	18,401	26,562	36,094
Amortization of goodwill and acquisition related intangible assets	705	1,776	1,410	3,552

Income (loss) from operations	5,365	(15,807)	7,776	(25,654)
Other income (expense)	139	(716)	(47)	(764)
Interest expense	(536)	(1,555)	(1,081)	(3,020)

Income (loss) before taxes and the cumulative effect of a change in accounting principle	4,968	(18,078)	6,648	(29,438)
Income taxes (benefit)	1,372	(1,806)	2,116	(4,487)

Income (loss) before the cumulative effect of a change in accounting principle	3,596	(16,272)	4,532	(24,951)
Cumulative effect on prior years of a change in accounting principle	—	—	—	(15,791)

Net income (loss)	$3,596	$(16,272)	$4,532	$(40,742)

Per Basic Share:
Income (loss) before the cumulative effect of a change in accounting principle	$0.11	$(0.48)	$0.13	$(0.73)
Cumulative effect on prior years of a change in accounting principle	—	—	—	(0.47)

Net income (loss)	$0.11	$(0.48)	$0.13	$(1.20)

Per Diluted Share:
Income (loss) before the cumulative effect of a change in accounting principle	$0.10	$(0.48)	$0.13	$(0.73)
Cumulative effect on prior years of a change in accounting principle	—	—	—	(0.47)

Net income (loss)	$0.10	$(0.48)	$0.13	$(1.20)

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended		Six Months Ended

	August 31,	August 31,	August 31,	August 31,
	2003	2002	2003	2002

Operating activities
Income (loss) before the cumulative effect of a change in accounting principle	$3,596	$(16,272)	$4,532	$(24,951)
Adjustments to reconcile income (loss) before the cumulative effect of a change in accounting principle to net cash provided by operating activities:
Depreciation and amortization	2,418	4,290	4,800	8,466
Other changes in operating activities	5,738	23,776	6,022	26,617

Net cash provided by operating activities	11,752	11,794	15,354	10,132

Investing activities
Purchases of property and equipment	(1,210)	(1,847)	(2,473)	(2,448)
Proceeds from sale of assets	14	—	14	1,852

Net cash used in investing activities	(1,196)	(1,847)	(2,459)	(596)

Financing activities
Paydown of debt	(1,833)	(3,980)	(2,667)	(29,980)
Debt issuance costs	—	(386)	—	(2,018)
Borrowings	—	—	—	24,000
Exercise of stock options	907	42	907	130

Net cash used in financing activities	(926)	(4,324)	(1,760)	(7,868)
Effect of exchange rates on cash	(420)	515	(332)	817

Increase in cash and cash equivalents	9,210	6,138	10,803	2,485
Cash and cash equivalents, beginning of period	27,804	13,993	26,211	17,646

Cash and cash equivalents, end of period	$37,014	$20,131	$37,014	$20,131

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

(In Thousands, Except Share Data)

					Accumulated
	Common Stock				Other
			Additional	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total

Balance at February 28, 2003	34,111,101	$17	$65,144	$(46,768)	$(3,410)	$14,983
Net income	—	—	—	4,532	—	4,532
Foreign currency translation adjustment	—	—	—	—	(55)	(55)
Extension of stock options	—	—	279	—	—	279
Exercise of stock options	199,583	—	907	—	—	907

Balance at August 31, 2003	34,310,684	$17	$66,330	$(42,236)	$(3,465)	$20,646

Intervoice, Inc.
Reconciliation of Net Income to EBITDA
For the Quarter Ended August 31, 2003

The Company recognizes that its shareholders are interested in its performance against certain of the covenants associated with its debt facilities, particularly its earnings before interest, taxes, depreciation and amortization (EBITDA) covenant. A reconciliation of net income to EBITDA follows:

($000s)

Net income	$3,596
Add back EBITDA elements
Interest	536
Taxes	1,372
Depreciation and amortization	2,418

EBITDA	$7,922

Intervoice, Inc.
Revenues by Market and Geography
For the Quarter Ended August 31, 2003
($s in 000s)

	North		Rest of
	America		World		Total

Systems	$12,256	59.4%	$8,369	40.6%	$20,625	100.0%
Customer and Software Support	10,852	76.0%	3,433	24.0%	14,285	100.0%
Managed Services	1,666	24.9%	5,031	75.1%	6,697	100.0%

Total Sales	$24,774	59.5%	$16,833	40.5%	$41,607	100.0%

IVR/Portal					$14,970	36.0%
Messaging					1,350	3.2%
Payment					4,305	10.4%

Total Systems					20,625	49.6%

Customer and Software Support					14,285	34.3%
Managed Services					6,697	16.1%

Total Services					20,982	50.4%

Total Sales					$41,607	100.0%

Intervoice, Inc.
Revenues by Market and Geography
For the Six Months Ended August 31, 2003
($s in 000s)

	North		Rest of
	America		World		Total

Systems	$24,282	62.8%	$14,373	37.2%	$38,655	100.0%
Customer and Software Support	21,212	76.1%	6,658	23.9%	27,870	100.0%
Managed Services	3,524	26.1%	9,959	73.9%	13,483	100.0%

Total Sales	$49,018	61.3%	$30,990	38.7%	$80,008	100.0%

IVR/Portal					$27,345	34.2%
Messaging					3,143	3.9%
Payment					8,167	10.2%

Total Systems					38,655	48.3%

Customer and Software Support					27,870	34.8%
Managed Services					13,483	16.9%

Total Services					41,353	51.7%

Total Sales					$80,008	100.0%

Amounts shown for the six months ended August 31, 2003 for IVR/Portal and Payment system sales reflect the reclassification of $469 and $2,337, respectively, of sales originally classified as Messaging sales for the quarter ended May 31, 2003.